UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011 (October 26, 2011)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2011, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”), upon recommendation of the Remuneration Committee, adopted a cash incentive award plan for fiscal 2012 for Dr. Serge Belamant, the Company’s chairman and chief executive officer and Herman Kotzé, the Company’s chief financial officer.

Cash Incentive Award Plan for Fiscal 2012

Under the cash incentive award plan, each of Dr. Belamant and Mr. Kotzé will be eligible to earn a cash incentive award based on the Company’s fiscal 2012 financial performance and the achievement of certain objectives described under “Qualitative Portion of the Cash Incentive Award Plan” below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

The cash incentive award plan provides for a target level cash incentive award of 100% of the executive’s annual base salary for fiscal 2012, 50% of which will be based on the quantitative factors described below and 50% of which will be based on the qualitative factors described below.

The quantitative portion of the award provides for threshold, target and maximum percentages of the executive’s base salary multiplied by 0.50 (to reflect that 50% of the target award is based on the quantitative factors). For Dr. Belamant, the threshold, target and maximum percentages are 50%, 100% and 200%. For Mr. Kotzé, the threshold, target and maximum percentages are 50%, 100% and 150%.

The qualitative portion of the award is limited to 100% of the executive’s base salary multiplied by 0.50 (to reflect that 50% of the target award is based on qualitative factors).

Quantitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotzé will be entitled to receive 50% (at target levels) of his annual base salary based on three quantitative metrics, with each metric to be measured and awarded separately:

  30% of this portion is based on specified percentage increases in adjusted earnings before interest and taxes, in Korean won, of KSNET (“Adjusted KSNET EBIT”) for fiscal 2012 as compared to fiscal 2011. The following increases in Adjusted KSNET EBIT will entitle the executive to receive the following percentages of this portion of the award:

    Less than 10% increase--0%
    10% increase (threshold)--50%
    15% increase (target)--100%
    25% increase (maximum)—200% for Dr. Belamant and 150% for Mr. Kotzé
    Increases above 10% and below 25% will be interpolated on a linear basis and rounded to the nearest percentage.

  20% of this portion is based on specified percentage increases in revenue of the Company as a whole, excluding Cash Paymaster Services (the Company’s pension and welfare business) and KSNET (“Net1 Revenue (ex CPS/KSNET)”) for fiscal 2012 as compared to fiscal 2011. For this purpose, all revenue will be denominated in ZAR but any portion of such revenue attributable to EasyPay, Net1 UETS, Net1 UTA, Prism, MediKredit and FIHRST that is earned in other currencies will be converted to ZAR using the same exchange rates that prevailed in fiscal 2011. The following increases in Net1 Revenue (ex CPS/KSNET) will entitle the executive to receive the following percentages of this portion of the award:

    Less than 10% increase--0%
    10% increase (threshold)—50%
    15% increase (target)—100%
    25% increase (maximum)—200% for Dr. Belamant and 150% for Mr. Kotzé
    Increases above 15% and below 25% will be interpolated on a linear basis and rounded to the nearest percentage.

  50% of this portion is based on the achievement of specified levels of fundamental diluted earnings per share of the Company (“Fundamental EPS”) for fiscal 2012. Fundamental net income and earnings per share is GAAP net income and earnings per share, as adjusted to exclude the amortization of acquisition-related intangible assets, net of deferred taxes, stock-based compensation charges and unusual non-recurring or non- cash items (that the Remuneration Committee may determine in its discretion to be appropriate, for acquisition-related expenses). The following levels of Fundamental EPS will entitle the executive to receive the following percentages of this portion of the award:

    Below $ 1.35—0%
    $ 1.35 (threshold)—50%
    $ 1.50 (target)—100%
    $ 1.70 (maximum)—200% for Dr. Belamant and 150% for Mr. Kotzé
    Fundamental EPS above $1.35 and below $1.70 will be interpolated on a linear basis and rounded to the nearest percentage.

Depending on the outcome of the quantitative metrics, as well as the level of satisfaction of the qualitative factors discussed below, the quantitative portion of any actual award may be more or less than 50% of the executive’s annual base salary.

Qualitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotzé is entitled to receive up to 50% of his annual base salary based on his individual contribution toward the achievement of the following Company-wide objectives no later than August 2012 (which is the scheduled time during the year that the Remuneration Committee reviews performance against the qualitative metrics of the Company’s cash incentive award plan):

  submission to the Board of a new strategic plan outlining alternative business scenarios with an analysis of each scenario, together with a revised organizational structure to support each scenario;
  approval of such plan and structure by the Board;
  successful recruitment of new management employees to fill the positions identified in the strategic plan and organizational structure; and
  completion of at least one visit to the United States to meet with shareholders and investors.

The Remuneration Committee may award between 0% and 100% of 50% of the executive’s annual base salary, based on its assessment of progress against these objectives.

Tables Illustrating Potential Payments Under Cash Incentive Award Plan

Based on Dr. Belamant’s current annual base salary of $892,500, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that each of the quantitative metrics under the “Quantitative Portion” column are satisfied and that they are satisfied at the same level (i.e., each at either threshold, target and maximum) and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column. If some of the quantitative metrics are not satisfied, or satisfied at different levels, or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event may not exceed $1,338,750.

Quantitative Portion							Qualitative Portion	Total
	KSNET EBIT		Net1 Revenue (ex CPS/KSNET)		2012 Fundamental EPS
	Percentage Increase	Amount Payable ($)	Percentage Increase	Amount Payable ($)	$	Amount Payable ($)	$	$
Threshold	10%	66,938	10%	44,625	1.35	111,563	446,250	669,376
Target	15%	133,875	15%	89,250	1.50	223,125	446,250	892,500
Maximum	25%	267,750	25%	178,500	1.70	446,250	446,250	1,338,750

Based on Mr. Kotzé’s current annual base salary of $472,500, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that each of the quantitative metrics under the “Quantitative Portion” column are satisfied and that they are satisfied at the same level (i.e., each at either minimum, target and maximum) and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column. If some of the quantitative metrics are not satisfied, or satisfied at different levels, or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event, may not exceed $590,626.

Quantitative Portion							Qualitative Portion	Total
	KSNET EBIT		Net1 Revenue(ex CPS/KSNET)		2012 Fundamental EPS
	Percentage Increase	Amount Payable ($)	Percentage Increase	Amount Payable ($)	$	Amount Payable ($)	$	$
Threshold	10%	35,438	10%	23,625	1.35	59,063	236,250	354,376
Target	15%	70,875	15%	47,250	1.50	118,125	236,250	472,500
Maximum	25%	106,313	25%	70,875	1.70	177,188	236,250	590,626

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 31, 2011	By: /s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board